                                                                     Exhibit 4.2
                                                                     -----------

________________________________________________________________________________

                                MATRITECH, INC.
                                      and
                         [PLACEMENT MANAGER DESIGNEE]

                               WARRANT AGREEMENT


                              Dated: May 28, 1997

________________________________________________________________________________

     THIS WARRANT AGREEMENT (this "Agreement") dated May 28, 1997 is made and entered into by and between Matritech, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and __________________(the "Manager Designee").

     Subject to the terms and conditions hereof, the Company agrees to issue to the Manager and its designees, pursuant to paragraph 4(b) of the Placement Manager Agreement dated __________, 1997 (the "Placement Agreement") between the Company and Sunrise Securities Corp. (the "Manager"), warrants as hereinafter described (the "Warrants") at a price of $.001 per Warrant to purchase up to an aggregate of _____ shares of the common stock, par value $.0l per share (the "Common Stock"), of the Company. As used herein, the terms "Share" or "Shares" shall mean collectively the Common Stock issuable upon exercise of the Warrants together with any other securities issuable upon such exercise as provided in
Section 8 of this Agreement. Terms which are capitalized but not defined herein shall have the same meanings as in the Placement Agreement. The issuance of the Warrants shall occur on each Closing Date, as provided in the Placement Agreement upon receipt of payment therefor. Except where otherwise specified, the terms of this Agreement shall apply to all registered holders of Warrants (together with the Manager Designee, a "Warrantholder" or a "Holder").

     For the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Manager Designee, for value received, hereby agree as follows:

     Section 1. TRANSFERABILITY AND FORM OF WARRANTS.

     1.1. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company when issued, in accordance with Delaware corporate practice.

     1.2. TRANSFER. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Newton, Massachusetts, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder seeking such transfer or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

     1.3. LIMITATIONS ON TRANSFER OF THE WARRANTS.  Subject to the provisions of
Section 11 of this Agreement, the Warrants shall not be sold, assigned, hypothecated or otherwise transferred by any Warrantholder until a date one year after the date of their issuance, except to: (i) one or more persons, each of whom on the date of transfer is an officer of the Manager; (ii) a general partnership or general partnerships, all the general partners in which are the Manager or controlling persons of the Manager and one or more persons, each of whom on the date of transfer is an officer of the Manager; (iii) a successor to the Manager by merger or consolidation; (iv) a purchaser of all or substantially all of the Manager's assets; or (v) any person acquiring the Warrants upon the death of a Warrantholder by will or the laws of descent and distribution. The term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

     1.4. FORM OF WARRANTS. The form of certificate evidencing the Warrants shall be substantially as set forth in Exhibit A attached hereto. Certificates evidencing the Warrants shall be executed on behalf of the Company by its Chairman, President or by any Vice President, shall be attested to by its Secretary or any Assistant Secretary, and shall be dated as of the date of execution thereof.

     1.5. LEGEND ON COMMON STOCK. The Warrants, and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). Each certificate for Shares shall bear the following legend unless, at the time of exercise, such Shares are the subject of a currently effective registration statement under the Act:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE PLACEMENT MANAGER'S WARRANT AGREEMENT BY AND BETWEEN THE ISSUER AND SUNRISE SECURITIES CORP. DATED MAY 28, 1997."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     Section 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

     Section 3. TERM OF WARRANTS; EXERCISE OF WARRANTS

     (a) Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Eastern Time, on May 28, 1997 (the "Commencement Date") and ending at 5:00 p.m., Eastern Time, on May 28, 2002 (the "Termination Date"), to purchase from the Company up to the
   ------
number of fully paid and nonassessable Shares which such Warrantholder may at the lime be entitled to purchase pursuant to this Agreement, upon surrender to the Company at its principal office of the certificates evidencing the Warrants to be exercised, with the purchase form on the reverse thereof duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof) for the number of Shares in respect of which such Warrants are then exercised, but in no event for fewer than 100 Shares (unless fewer than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held of record by a Warrantholder). Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check, in next day funds, or any combination thereof.

     (b) In lieu of exercising the Warrants as provided in Section 3(a) above, a Warrantholder may elect to receive, without any cash payment, a number of Shares equal to the value (as determined below) of any or all of the Warrants held of record by such Warrantholder, upon surrender to Company at its principal office of the certificates evidencing such Warrants, with the cashless exercise form on the reverse side thereof duly completed and signed, in which event the Company shall issue to the holder a number of Shares computed using the following formula:

      X  =  Y(A-B)
            ------
              A

where X  =  the number of Shares to be issued pursuant to this Section 3(b).

      Y  =  the number of Shares issuable upon exercise of the surrendered
            Warrants.

      A = the Market Price, as defined in Section 9 of this Agreement, on the date when the certificates evidencing the surrendered Warrants are received by the Company at its principal office.

      B  =  the Warrant Price on such date.

     (c) Upon surrender of Warrant certificates and (in the case of exercise pursuant to Section 3(a)) payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of a Warrantholder, and (subject to Section 11 hereof) in such name or names as such Warrantholder may designate, a certificate or certificates for the number of full Shares so acquired upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrants being exercised and (in the case of exercise pursuant to Section 3(a)) payment of the Warrant Price notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable at the election of a Warrantholder either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Shares specified

PAGE>

therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company.

     Section 4. PAYMENT OF TAXES. The Company will pay all taxes and fees, if any, attributable to the initial issuance of the Warrants or the issuance of Shares upon exercise of the Warrants; provided that the Company shall not be required to pay any tax or fee which may be payable in respect of any secondary transfer of the Warrants or such Shares.

     Section 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing any Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the affected Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant and, if requested, at the cost and expense of the Warrantholder, a bond of indemnity in form and amount satisfactory to the Company. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations as the Company may prescribe.

     Section 6. RESERVATION OF COMMON STOCK. There has been reserved, and the Company shall at all times keep reserved so long as any Warrants remain outstanding, out of its authorized share capital, such number of Common Stock as shall be subject to purchase under all outstanding Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock -and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

     Section 7. WARRANT PRICE. "Warrant Price" shall mean the price per Share at which Shares shall at any time be purchasable upon the exercise of the Warrants. The initial Warrant Price shall be $5.00, subject to adjustment pursuant to Section 8 hereof.

     Section 8. ADJUSTMENT OF NUMBER AND KIND OF SECURITIES. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          8.1. ADJUSTMENTS.

          (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of Shares or other securities purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that each Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.l(a) shall become effective immediately on the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which, at the record date mentioned below, is lower than the then effective Warrant Price (calculated pursuant to this Section 8), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such then effective Warrant Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities, provided no such adjustment shall be made for rights issued in connection with what is customarily referred to as a "poison pill" or "shareholder rights plan."

          (c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Shares (excluding those referred to in subsection 8.1(b) above and rights in connection with a shareholder rights plan), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then effective Warrant Price as of the date of such distribution calculated pursuant to this Section 8, and of which the denominator shall be such then effective Warrant Price on such date minus the then fair value (determined as provided in subparagraph (f) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of such Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable upon the exercise of the Warrant immediately thereafter.

          (f) Whenever the number of Shares purchasable upon the exercise of Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholders by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (g) For the purpose of this subsection 8.1, the term Common Stock shall mean (i) the class of Common Stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of shares resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholders' right to purchase is on any other basis than that available to all holders of the Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8.

          (h) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

     8.2. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 8.1, no adjustment to the Warrants or any provision or condition thereof in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of Warrants.

     8.3. NO ADJUSTMENT IN CERTAIN CASES. No adjustments to the Warrants or any provision or condition thereof shall be made pursuant to Section 3 or Section 8 hereof in connection with (i) the issuance of any Securities sold as part of the Offering pursuant to the Placement Agreement, or the issuance of Common Stock upon exercise of the Warrants, or (ii) the grant or exercise of the options to purchase Common Stock under the Company's Stock Plans or any future option plan for the sole benefit of the Company's employees and directors.

     8.4. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another entity or in case of any sale or conveyance to another entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing entity, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter, upon exercise of the Warrants and payment of the Warrant Price in effect immediately prior to such consolidation, merger or sale, to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior thereto. In the event of a merger described in
Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (or any successor provision), in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation (after such event) shall agree to substitute for the Warrants its warrants entitling the holder thereof to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof, and shall contain substantially the same terms, conditions and provisions as are contained herein immediately prior to such event. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     8.5. NOMINAL VALUE OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then nominal value per Share issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares upon exercise of the Warrants.

     8.6. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing in the United States (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be evidence of the correctness of any computation made under this
Section 8.

     8.7. STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its reasonable discretion, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate hereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     Section 9. FRACTIONAL INTERESTS; MARKET PRICE. The Company shall not be required to issue fractional Shares upon the exercise of any Warrant. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price multiplied by such fraction. For all purposes of this Agreement, the term Market Price as of any specified date shall mean (i) if the Common Stock is traded in the United States over-the-counter market and not on the Nasdaq System or on any United States national securities exchange, the average of the mean between the bid and asked prices of the Common Stock on each of the five consecutive trading days immediately preceding the date in question, as reported by the National Quotation Bureau Incorporated or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on the Nasdaq System or on one or more United States national securities exchanges, the average, for the five consecutive trading days immediately preceding the date in question, of the daily closing price of the Common Stock on the Nasdaq System or the daily closing price for consolidated transactions on the principal United States national securities exchange on which the Common Stock is listed, or (iii) if the Common Stock is not traded in the United States over-the-counter market, the Nasdaq System or any United States national securities exchange, the average, for the five consecutive trading days immediately preceding the date in question, of the daily closing price of the Common Stock on the principal non-United States exchange on which the Common Stock is listed. The daily closing price referred to in clauses (ii) and (iii) above shall be the last reported sale price on the day in question or, if no reported sale takes place on such day, the average of the reported closing bid and asked prices.

     Section 10. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDERS. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or any transferee of a Warrant any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise in full, any one or more of the following events shall occur:

     (a) any action which would require an adjustment pursuant to Section 8.1 or 8.4; or

     (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to each of the Warrantholders, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     Section 11. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

     (a) The Manager agrees and undertakes that if any Warrantholder proposes to sell or otherwise transfer any Warrants or Shares other than to persons or entities identified in clauses (i) through (v), inclusive, of Section 1. 3, and if such Warrants or Shares are not then registered for resale pursuant to an effective registration statement under the Act, the Warrantholder proposing to make such transfer shall give written notice to the Company describing briefly the manner in which any such proposed transfer is to be made; and no such transfer shall be made unless the Company shall notify such Warrantholder that in the opinion counsel reasonably satisfactory to such Warrantholder, registration under the Act is not required with respect to such transfer.

     (b) If at any time during the period prior to the Termination Date the Shares are not subject to an effective registration statement under the Act (a "Registration Statement"), the Company shall be obligated to the Warrantholders and the registered holders of the Shares issued upon exercise of the Warrants (collectively with the Warrantholders, the "Holders"), as follows:

               (i) Whenever during the five-year period beginning on the Commencement Date and ending on the Termination Date, the Company proposes to file with the Securities and Exchange Commission (the "Commission") a

          Registration Statement (other than a registration statement on Form S-8 (or other form) relating solely to securities issued pursuant to an employee benefit plan, or a registration statement on Form F-4 or S-4 or any successor form thereto), the Company shall, at least 30 days prior to each such proposed filing, give written notice thereof to the Holders at their respective addresses appearing on the records of the Company, and shall offer to include and shall include in such filing any Shares as to which written requests for such inclusion are received by the Company from Holders not more than 20 days after such Company's notice is mailed to the Holders. The Shares which are the subject of valid requests from Holders are hereinafter referred to as the "Piggyback Shares." If such registration statement relates in whole or in part to an underwritten public offering of the Common Stock by the Company, the right of any Holder to registration pursuant to this Section 11(b) shall be conditioned upon such Holder's participation in any underwriting of the Company's public offering. All Holders proposing to distribute their Piggyback Shares through such underwriting shall (together with the Company and other holders of Common Stock participating in such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. In addition, if, after the number of Piggyback Shares is determined, the managing underwriter of such offering determines that marketing factors require a limitation on the number of shares of Common Stock to be underwritten other than those to be offered by the Company for its own account, the managing underwriter may exclude any or all of the Piggyback Shares from such registration statement and underwriting, but only to the extent that the Company excludes Common Stock which other shareholders of the Company have requested the Company to include in such registration statement and underwriting pursuant to "piggyback rights" similar to those granted in this
          Section 11(b) (such other Common Stock which is the subject of such requests are hereinafter referred to as "Other Piggyback Shares"). In the event that any Piggyback Shares are so excluded, the number of Piggyback Shares and Other Piggyback Shares that shall be included in such registration statement and underwriting shall be allocated equally among all Holders and the holders of Other Piggyback Shares in proportion, as nearly as practicable, to the total number of Piggyback Shares and Other Piggyback Shares. If any Piggyback Shares are excluded from registration pursuant to the foregoing, then the percentage set forth in Sections 11(b)(ii) and (iii) shall thereafter be reduced from 50% to 25%, and the Company's obligation to file a Registration Statement under Section 11(b)(ii) shall be increased to two Registration Statements.

               (ii) In addition to any Registration Statement pursuant to subparagraph (i) above, during the five-year period beginning on the Commencement Date and ending on the Termination Date, the Company shall, as promptly as practicable (but in any event within 75 days), after receipt of a written request (the "Registration Request") by a Holder or Holders holding of record (or having the right to acquire upon exercise of Warrants) at least 50% of the total number of shares of Common Stock issuable upon exercise of the Warrants granted to the Manager and its designees pursuant to the Offering, prepare and file with the Commission at the Company's expense a Registration Statement, and (if required) any related filing with any State securities regulator, sufficient to permit the public offering of the Shares covered by the Registration Request. Within ten days of the Company's receipt of a Registration Request, it shall give written notice thereof to the Holders who did not join in the Registration Request, at their respective addresses appearing on the records of the Company, and shall offer to include and shall include in such Registration Statement any Shares as to which written requests for such inclusion are received by the Company from such Holders not more than 20 days after the Company's notice is mailed to such Holders. The Company will use its best efforts at its expense to cause such Registration Statement to become effective under the Act as promptly as practicable and to maintain such effectiveness until the earlier of the time that all the registered Shares have been sold or the expiration of three hundred sixty-five (365) days from the effective date of the Registration Statement. The Company shall be required to file one Registration Statement under this Section 1 l(b)(ii) (or two in the circumstances provided in Section 11(b)(i)).

               (iii) In addition to any Registration Statement pursuant to subparagraphs (i) and (ii) above, during the five-year period beginning on the Commencement Date and ending on the Termination Date, the Company shall, as promptly as practicable (but in any event within 75 days), after receipt of a written request (the "Registration Request") by Warrantholders holding of record at least 50% of the total number of Warrants to be issued pursuant to the Offering, prepare and file with the Commission at such Warrantholders' expense a Registration Statement, and (if required) any related filing with any State securities regulator, sufficient to permit the public offering of the Shares covered by the Registration Request. Within ten days of the Company's receipt of a Registration Request, it shall give written notice thereof to the Warrantholders who did not join in the Registration Request, at their respective addresses appearing on the records of the Company, and shall offer to include and shall include in such Registration Statement any Shares as to which written requests for such inclusion are received by the Company from such Warrantholders not less than 20 days after the Company's notice is mailed to such Warrantholders. The Company will use its best efforts at the Warrantholders' expense to cause such Registration Statement to become effective under the Act as promptly as practicable and to maintain such effectiveness until the earlier of the time that all the registered Shares have been sold or the expiration of three hundred sixty-five (365) days from the effective date of the Registration Statement. The Company shall be required to file one Registration Statement under this Section 11 (b)(iii).

     (c) In connection with any Registration Statement filed pursuant to paragraph (b) of this Section 11, the Company shall take such action as may be necessary or appropriate to comply with the securities or blue sky laws of such states of the United States as shall reasonably be requested by the Holders, and shall do any and all other acts which may be necessary or advisable to permit the proposed sale or other disposition of the Shares in any such state; provided that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or as a dealer in any jurisdiction where it is not already so qualified, or to execute a general consent for service of process in suits other than those arising .out of the offer and sale of the Shares, or to take any action which would subject it to taxation in any jurisdiction where it is not then so subject.

     (d) The Company's obligations under paragraph (b) of this Section 11 with respect to any Holder shall be conditioned in each instance upon the timely receipt by the Company in writing of (i) information from such Holder as to the proposed plan of distribution of such Holder's Shares to be included in a Registration Statement, (ii) such other information as may be required by law from such holder, or its underwriter or other agent, for inclusion in such Registration Statement, and (iii) if such holder is not the Manager or the Manager Designee, an agreement to be bound by the provisions of Sections 12 and 13 of this Agreement.

     (e) Each Holder will not make any sale of the Shares, pursuant to the Registration Statement referred to in this Section 11 without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. Each Holder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus. The Company will use its best efforts to cause such amended registration statement to be declared effective and/or to deliver such amended or supplemented prospectus as soon as possible. Each Holder hereby covenants that it will not sell any Shares pursuant to said prospectus without first confirming with the Company that the Registration Statement has not been suspended, and during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus.

     (f) The Company shall pay all fees, disbursements and out-of-pocket expenses (other than any Holder's brokerage fees and commissions and legal fees) payable in connection with (i) any Registration Statement filed under paragraph 11(b)(i) and (ii) (or the opinion of counsel referred to in paragraph 1l(f) and any related no-action letter of the Commission staff) and (ii) compliance with applicable state securities and blue sky laws. The Company at its expense will supply the Holders of Shares included in a Registration Statement with copies of such Registration Statement and the prospectus included therein and other related documents and opinions and no-action letters, in such quantities as may be reasonably requested by such Holders. In connection with each Registration Statement, the Company shall furnish to Holders of Shares included therein such opinions of counsel, comfort letters of accountants, certificates and other documents that are customary in connection with underwritten public offerings and that are reasonably requested by such Holders.

     (g) The Company shall not be required by this Section 11 to include in any Registration Statement any Shares which, in the opinion of counsel for the Company, could be sold pursuant to Rule 144 under the Act in any three-month period without volume limitation.

     (h)  The Company represents that the registration rights provided in this
Section 11 are not inconsistent with, and will in no way be limited by, registration rights previously granted by the Company to its securityholders.

     Section 12.  INDEMNIFICATION.

     (a)  In the event that any Registration Statement is filed pursuant to
Section 11 hereof, the Company will indemnify and hold harmless each Holder identified as a selling security holder therein, and each person, if any, who controls such Holder within the meaning of the Act, against any and all losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, any related preliminary prospectus, final prospectus, or amendment thereof or supplement thereto, or any related blue sky filing, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable under this section 12(a) in any such case to the extent that any such losses, claims, damages or liabilities arise solely out of or are based upon an untrue statement of a material fact contained in, or any omission of a material fact from, such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by such Holder specifically for use therein. This indemnity will be in addition to any liability which the Company may otherwise have.

     (b) Each Holder who is identified as a selling security holder in a filed Registration Statement will severally, and not jointly, indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11 (a) of the Act in respect of the Registration Statement, and each person, if any, who controls the Company or any such person within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, any related preliminary prospectus, final prospectus or amendment thereof or supplement thereto, or any related blue sky filing, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by such Holder specifically for use therein. This indemnity will be in addition to any liability which a Holder may otherwise have to the Company.

     (c) Any party that proposes to assert the right to be indemnified under this Section 12 shall, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement thereof, enclosing a copy of all papers served. No indemnification provided for in Section 12(a) or 12(b) shall be available to any party who shall fail to give notice as provided in this Section 12(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 12 or Section 13. In case any such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel (which approval shall not unreasonably be withheld), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, suit or proceeding but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be differing or additional defenses available to it and not to one or more of the indemnifying parties in such action, suit or proceeding (in which case the indemnifying parties shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party), or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying parties; however, the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Holders and controlling persons, which firm shall be designated in writing by a majority in interest of such Holders and controlling persons (based upon the value of the Shares included in the Registration Statement). An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

     Section 13. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 12 is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company (including for this purpose any controlling person of the Company, any director of the Company and any officer of the Company who signed the Registration Statement) on the one hand, and the Holders (including for this purpose any controlling persons thereof) on the other hand, shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to in Section 12 above (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by or payable to the Company from other persons other than the Holders, such as other selling securityholders, persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement, and directors of the Company),
(a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders from the offering or offerings covered by the Registration Statement or, (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Holder on the other hand shall be deemed to be in the same proportion as (x) the total proceeds (if any) received by the Company from the offering or offerings covered by the Registration Statement (net of underwriting discounts but before deducting expenses, if applicable), plus all cash proceeds received by the Company from the exercise of the Warrants for the Shares of such Holder included in the Registration Statement, bear to (y) the total proceeds received by such Holder from the sale of Shares included in the Registration Statement. The relative fault of the Company and any Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by, the Company or such Holder, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Manager, the Manager Designee and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 13, in no case shall any Holder (except as may be provided by agreement among them) be liable or responsible for any amount in excess of the proceeds received by such Holder from the sale of the Shares included in the Registration Statement; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 13, each person, if any, who controls a Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Act or
Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement, shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 13. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 13, notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action, suit or proceeding and was materially prejudiced by such omission) from any liability under this Section 13, but not from any other obligation it or they may have hereunder or otherwise than under this Section 13. No party shall be liable for contribution with respect to any settlement of an action, suit, proceeding or claim effected without its written consent. The obligations of the Holders to contribute pursuant to this Section 13 are several in proportion to their respective number of Shares included in the Registration Statement, and not joint.

     Section 14. NOTICES. Any notice pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) if given by facsimile transmission on the business day on which such transmission is sent and confirmed, (ii) if given by air courier, two business days following the date it was sent or (iii) if mailed by certified mail, return receipt requested, ten business days following the date it was mailed, to the following addresses (unless another address is herein specified):

     (a) If to a Holder, addressed to: Sunrise Securities Corp., 135 East 57th Street, 11th Floor, New York, New York 10022, Attention: Mr. Nathan Low (fax:
212-421-5924), with a copy to Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005, Attention: Steven J. Glusband, Esq. (fax: 212-732-3232).

     (b) If to the Company, addressed to: 330 Nevada Street, Newton, Massachusetts 02160, Attention: Stephen D. Chubb (fax: 617-928-0821) with a copy to: Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, Attention: Rufus C. King, Esq. (fax: 617-248-7100).

Each party may from time to time change the address or fax number to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     Section 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Manager and the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section 16. MERGER OR CONSOLIDATION OF THE COMPANY. The Company shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

     Section 17. APPLICABLE LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE (WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAWS). The Company hereby agrees to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts sitting in the State of Delaware in connection with any action arising out of this Agreement.

     Section 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholders and holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the date and year first above written.


                                   MATRITECH, INC.


                                   By:__________________________________________
                                       Name:
                                       Title:


                                   [PLACEMENT MANAGER DESIGNEE]


                                   By:__________________________________________
                                       Name:

                         [FORM OF WARRANT CERTIFICATE]

                                                                       EXHIBIT A
                                                                       ---------


     "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS AND SECURITIES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE PLACEMENT MANAGER'S WARRANT AGREEMENT BY AND BETWEEN THE ISSUER AND SUNRISE SECURITIES CORP. DATED MAY 28, 1997."


                                               WARRANT CERTIFICATE NO. _________


                             MATRITECH, INC.

                           (ORGANIZED UNDER THE LAWS
                           OF THE STATE OF DELAWARE)

                    WARRANTS TO PURCHASE COMMON STOCK

     This certifies that, for value received, ___________________________ (the "Warrantholder") is the registered owner of _____ warrants (the "Warrants") to purchase from Matritech, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Eastern Time, on May 28, 1997 and ending at 5:00 p.m., Eastern Time, on May 28, 2002, at an initial purchase price per share of $5.00 (the "Warrant Price"), one share of Common Stock of the Company. The Warrants are subject to, and each Warrantholder, by acceptance of this certificate, consents to all the terms and provisions of the Warrant Agreement dated as of May 28, 1997, between the Company and the Warrantholder, pursuant to which the Warrants evidenced hereby were issued (the "Warrant Agreement").

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form herein duly executed (with a signature guarantee as provided therein), and simultaneous payment of the Warrant Price for each Warrant exercised, at the principal office of the Company. Payment of such price shall be made at the option of each Warrantholder in cash or by certified or cashier's check, in next day funds.
The Warrantholder may also receive Common Stock without any cash payment by presentation of this Warrant Certificate with the Cashless Exercise Form herein duly executed (with a signature guarantee as-provided therein) at the principal office of the Company.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                                   MATRITECH, INC.


                                   By:__________________________________________

                                   Title:_______________________________________


ATTEST:


______________________________

Title:________________________


Dated: _________________, 1997

                                 PURCHASE FORM

Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02160

     Pursuant to paragraphs 3(a) and (c) of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, ________ shares of Common Stock ("Common Stock") provided for therein, and requests that certificates for such Common Stock be issued in the name of:

                         ______________________________
 (Please Print or Type Name(s), Address and Taxpayer Identification Number(s))

                         ______________________________

                         ______________________________

                         ______________________________

     If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated: ____________

Name of Warrantholder(s)
or Assignee(s) (Please Print):___________________________

                              ___________________________

Address (Please Print):__________________________________

                       __________________________________


Signature(s):____________________________________________

             ____________________________________________


Note:     The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

                            CASHLESS EXERCISE FORM

Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02160


     Pursuant to paragraphs 3(b) and (c) of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate for, and to receive thereunder without any cash payment, _______ of the shares of Common Stock ("Common Stock") provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

                         ______________________________
 (Please Print or Type Name(s), Address and Taxpayer Identification Number(s))

                         ______________________________

                         ______________________________

                         _______________________________

     If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated: ____________

Name of Warrantholder(s)
or Assignee(s) (Please Print):_____________________________

                              _____________________________

Address (Please Print):____________________________________

                       ____________________________________


Signature(s):______________________________________________

             ______________________________________________


Note:     The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

                                  ASSIGNMENT
                (To be signed only upon assignment of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                         ______________________________

                         ______________________________

                         ______________________________


    (Name(s) and Address(es) of Assignee(s) Must be Printed or Typewritten)

the within Warrants, hereby irrevocably constituting and appointing ___________________ the undersigned's attorney-in-fact to transfer said Warrants on the books of the Company, with full power of substitution.


Dated: _______________

                         ______________________________

                         ______________________________
                      Signature(s) of Registered Holder(s)


Note: The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever.